Exhibit 10-3

                               SERVICES AGREEMENT

AGREEMENT, dated June 23, 2004, effective as of April 26, 2004, among @radical.media inc., a New York corporation ("Radical"), AGU Entertainment Corp., a Colorado corporation ("AGU"), and The Tube Music Network, Inc., a Florida corporation (the "Tube").

                                   BACKGROUND

The Tube is a wholly-owned subsidiary of AGU and will be launching a 24-hour music television network.

AGU and the Tube desire to engage Radical to perform certain branding services for the Tube (the "Project") and Radical desires to provide such services as more fully set forth herein.

ACCORDINGLY, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

      1. Services. Each of AGU and the Tube hereby engages Radical, on a work for hire basis only, to provide the following branding services in connection with the Project:

            (a) Design a network logo for the Tube.

            (b) Create on-air graphic standards and look and feel of the screen, including type treatments and logo placement, and provide template and broadcast style guide for future use by the Tube.

            (c) Create a template for five promotional campaigns, each consisting of a minimum of three promotional messages. (d) Develop a minimum of 30 unique interstitials, with one cut-down for each, for an aggregate of 60 interstitials. Each interstitial shall be no less than five seconds in length.

            (e) Provide design services for stage one of a website, consisting of an animated splash page that culminates in presenting contact and network information, which page shall be designed with future stages of the website in mind.

            (f) Create one top of the hour identification and one bottom of the hour identification consisting of the full corporate name of the Tube.

            (g) Each of the services provided by Radical in (a) - (f) above shall be performed in a professional manner in accordance with the highest standards of the media industry and completed to the satisfaction of the Tube.


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            (h) All campaign material,  logos,  designs and services provided by
Radical in (a) - (f) above that are approved by AGU or the Tube for use in connection with the Project and are produced and delivered by Radical (the "Final Deliverables") shall, upon full payment of the consideration set forth in
Section 3 hereof, be the sole property of AGU and the Tube. All campaign material, logos, designs and services provided by Radical that do not become Final Deliverables shall remain the sole property of Radical and/or its agents; it being understood that to the extent Radical and the Tube mutually agree in writing, the Tube may be permitted to use original camera footage and broll to produce future spots that follow the template established by Radical. Except for the consideration provided in Section 3 hereof, Radical shall not be entitled to any other compensation whatsoever. Except as specifically provided in this
Section 1(h), nothing herein shall be deemed to grant any license or other rights to Radical, and Radical shall have no claim to the exclusive ownership or any right of use of the Final Deliverables.

      2. Project Phases. The service described in Section 1 above shall be provided in four phases as follows:

            (a) Phase I shall consist of Radical developing the creative concepts for the Project and shall be conducted during the period from April 26, 2004 through the week of June 7, 2004.

            (b) Phase II shall consist of Radical presenting the creative concepts for the Project to the Tube and shall be conducted during the period from June 1, 2004 through the week of June 14, 2004. Upon approval by the Tube of the creative concepts, Radical shall determine, based upon the Project budget and the available time for production, the final quantities of the deliverables set forth in Section 1 (subject to the minimum delivery requirements set forth therein) and the timetable for delivery in accordance with the schedule for Phases III and IV of the Project.

            (c) Phase III shall consist of delivery by Radical of the campaign elements agreed upon at the conclusion of Phase II for the Tube's soft launch scheduled for July 2, 2004. Phase III shall be concluded by July 1, 2004.

            (d) Phase IV shall consist of delivery by Radical of the campaign elements agreed upon at the conclusion of Phase II for the Tube's hard launch scheduled for September 1, 2004. Phase IV shall be concluded by August 13, 2004.

      3. Consideration.

            (a) As consideration for the services provided by Radical hereunder, AGU shall pay to Radical (or its designee) a fee equal to $650,000 (the "Fee"). The Fee shall be consist of $200,000 in cash and 112,500 shares of non-registered common stock of AGU (the "Shares").

            (b) The Fee shall be payable in installments as follows: On or before each of the Payment Dates listed below, AGU shall (i) pay to Radical, by certified check or wire transfer of immediately available funds, an amount equal to $50,000, (ii) deliver to Radical a duly executed stock certificate of AGU evidencing 25,000 shares of the common stock of AGU and (iii) deliver to James Spindler a duly executed stock certificate of AGU evidencing 3,125 shares of the common stock of AGU. The "Payment Dates" shall mean (A) the execution date of this Agreement, (B) June 21, 2004, (C) July 10, 2004 and (D) August 10, 2004.

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            (c) In the event that AGU or the Tube require Radical to perform any services following August 13, 2004, Radical will provide a written estimate of Radical's charges for such services, and will obtain the written authorization of AGU or the Tube regarding such estimate before performing such services. AGU and/or Tube shall pay to Radical any such charges within three days after receipt of Radical's invoice.

      (d) In the event that AGU or the Tube shall terminate Radical's services at any time, AGU shall immediately pay to Radical any unpaid balance of the Fee (and other charges pursuant to Section 3(c) above) owing through the date of termination.

      4. Representations and Covenants by AGU and the Tube.

            (a) Organization. Each of AGU and the Tube is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.

            (b) Authority; Enforceability. Each of AGU and the Tube has requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of AGU and the Tube. The Agreement has been duly executed and delivered by each of AGU and the Tube and constitutes the legal, valid and binding obligation of each of them, enforceable in accordance with its terms.

            (c) Consents. No consent, waiver, approval, order, or authorization of, or registration, declaration or filing with, any governmental entity or any third party is required by or with respect to AGU or the Tube in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated thereby.

            (d) Shares. The Shares have been duly authorized, validly issued, and are fully-paid and non-assessable, free and clear of any claims, encumbrances, proxies, voting trusts or other voting agreements, calls or commitments of any kind. Upon delivery of the Shares by AGU, Radical (and its designee) will have good and marketable title to the Shares, free and clear of any liens, claims or encumbrances of any kind. The Shares have not been registered under Securities Act of 1933, as amended, and neither the Shares nor the consummation of the transactions contemplated by this Agreement are required to be registered under such act.

            (e) Compliance. The Company is in material compliance with all laws, rules, regulations and orders applicable to it.

      5. Representations by Radical.

            (a) Organization.  Radical is a corporation duly organized,  validly
existing  and  in  good  standing  under  the  laws  of  its   jurisdiction   of
incorporation.

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            (b)  Authority;  Enforceability.  Radical  has  requisite  power and authority to enter into this Agreement and to perform its obligation hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Radical. The Agreement has been duly executed and delivered by Radical and constitutes the legal, valid and binding obligation of Radical, enforceable in accordance with its terms.

            (c) Consents. No consent, waiver, approval, order or authorization of, or registration, declaration of filing with, any governmental entity or any third party is required by or with respect to Radical in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated thereby.

            (d) Originality of Material. All deliverables, campaign material, logos, designs and services provided by Radical hereunder as required under
Section 1 shall be of original origin and shall not, to the best knowledge of Radical, infringe on the intellectual property rights of any third party. Radical does not license or have any agreement to purchase, make residual payments or provide other compensation to any third party for any of the deliverables, campaign material, logos, designs and services provided by Radical hereunder as required under Section 1.

      6. Indemnification.

            (a) Radical hereby agrees to defend, indemnify and hold AGU, the Tube and their respective officers, directors, shareholders, employees, agents, successors and assigns harmless from and against any and all third party claims, demands, regulatory proceedings, damages, costs (including, without limitation, settlement costs), and expenses, including, without limitation, reasonable attorneys' fees (collectively, "Losses"), arising from (i) any claim pertaining to libel, slander, defamation, copyright infringement, invasion of privacy, piracy, and/or plagiarism arising from the use by AGU or the Tube, consistent with releases and agreements with third parties of any materials Radical creates or supplies to you, except to the extent that such claim arises from materials created or supplied by AGU or the Tube or (ii) any breach by Radical of any representation, warranty, covenant or agreement made by Radical this Agreement. In all events, AGU and the Tube shall have the right, but not the obligation, to participate at their own expense in the defense of such suit or proceeding through counsel of their own choosing.

            (b) Other than that for which Radical agrees to indemnify AGU and the Tube pursuant to Section 6(a) above, each of AGU and the Tube hereby agrees to indemnify and hold Radical and its officers, directors, shareholders, employees, agents, successors and assigns harmless from and against any and all Losses arising from or relating to (i) any activities undertaken by Radical on behalf of AGU and the Tube, the use by AGU or the Tube or anyone else of any materials that Radical creates or supplies to AGU and the Tube, or the products and services of AGU and the Tube, (ii) any content broadcast on the television network launched by the Tube or (iii) any breach by AGU or the Tube of any representation, warranty, covenant or agreement made by either of them in this Agreement. In all events, Radical shall have the right, but not the obligation, to participate at its own expense in the defense of such suit or proceeding through counsel of its own choosing.

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      7.  Trademarks.  With  respect  to any  slogans,  tag lines or  trademarks
("Marks") created by Radical hereunder, AGU and the Tube shall be responsible for performing such trademark searches as may be necessary or advisable and for the registration of any Marks. All such Marks relating to Final Deliverables shall be solely owned by AGU and/or the Tube as they shall determine in their sole discretion.

      8. Confidentiality. Each party acknowledges that during the course of Radical providing the services hereunder, each party will have access to information regarding the other hereto that is non-public, confidential or proprietary in nature (collectively, "Confidential Information"). Each party agrees not to disclose Confidential Information without the consent of the disclosing party other than as reasonably necessary to perform its obligations hereunder or as required by law. Confidential Information will not include information which (i) is or becomes publicly available through no act or failure on the part of the receiving party, (ii) was known by the receiving party prior to disclosure to the receiving party or (iii) properly comes into the receiving party's possession from a third party that is not under any obligation to maintain the confidentiality of the information.

9.            Miscellaneous.

            (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

            (b) In the event that any provision of this Agreement shall be held to be, in whole or in part, void or unenforceable, the remaining provisions of this Agreement, and the remaining portion of any provision held void or unenforceable in part, shall continue in full force and effect.

            (c) This Agreement may be executed in one or more counterparts, each of which will be deemed an original and which together shall constitute one and the same instrument.

            (d) This Agreement may not be assigned by either party without the consent of the other, but shall be binding upon and inure to the benefit of the parties and their respective successors and assigns upon any assignment so permitted.

            (e) Notwithstanding anything in this Agreement to the contrary, the terms and provisions of this Agreement are intended solely for the benefit of each of the parties hereto. This Agreement shall in no way be construed to inure to the benefit of any third parties.

            (f) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and hereby supersedes any prior written or oral agreements or understandings between the parties with respect to such subject matter.

            (g) The parties agree to execute such further documents and to take such further actions as may be necessary to effectuate the terms of this Agreement, including without limitation, the execution and delivery of production services agreements and such other documents as may be necessary or appropriate.

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IN WITNESS  WHEREOF,  the parties  hereto have executed this Agreement as of the date first written above.

@RADICAL.MEDIA INC.

By: /s/ [ILLEGIBLE]
------------------------
Name: [ILLEGIBLE]
Title: COO/CFO

AGU ENTERTAINMENT CORP.

By: /s/ David Levy
------------------------
Name: David Levy
Title: President

THE TUBE NETWORK INC.

By: /s/ [ILLEGIBLE]
------------------------
Name: [ILLEGIBLE]
Title: [ILLEGIBLE]